EXHIBIT 5.1

                                 JOSEPH I. EMAS
                                 ATTORNEY AT LAW
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                                 (305) 531-1174

Board of Directors

NUEVO FINANCIAL CENTER, INC.

RE: NUEVO FINANCIAL CENTER, INC.
    REGISTRATION NO. 333-130722
    Registration Statement on Form SB-2/A

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2/A, covering the registration under the Securities Act of 1933 of up to 25,668,223 shares of Common Stock, $.001 par value of the Company.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 100,000,000 shares of Common Stock.

3. The shares of Common Stock described in the Registration Statement totaling 25,668,223 (representing all of the issued and outstanding shares as of the date of the prospectus) are duly and validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable.

This opinion includes my opinion on Delaware law including, all applicable provisions of Delaware statutes, and reported judicial decisions interpreting those laws.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Very truly yours,


December 5, 2006                        /s/ JOSEPH I. EMAS
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                                        JOSEPH I. EMAS, ESQUIRE